Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gossamer Bio, Inc. 2019 Incentive Award Plan and the Gossamer Bio, Inc. 2019 Employee Stock Purchase Plan of our report dated March 13, 2025, with respect to the consolidated financial statements of Gossamer Bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California
March 13, 2025